                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                --------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      Interep National Radio Sales, Inc.
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


             New York                                   13-1865151
----------------------------------------  --------------------------------------
(State of Incorporation or Organization)            (I.R.S. Employer
                                                   Identification No.)


 100 Park Avenue, New York, New York                      10020
----------------------------------------  --------------------------------------
(Address of Principal Executive Offices)                (Zip Code)



   If this form relates to the                 If this form relates to the
   registration of a class of                  registration of a class of
   securities pursuant to Section              securities pursuant to Section
   12(b) of the Exchange Act and is            12(g) of the Exchange Act and is
   effective pursuant to General               effective pursuant to General
   Instruction A.(c), please check             Instruction A.(d), please check
   the following box. [ ]                      the following box. [X]


Securities Act registration statement file number
to which this form relates:      333-88265
                              ----------------
                               (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:


          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
----------------------------------------  --------------------------------------

                None                                      None
----------------------------------------  --------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:


                Class A Common Stock, par value $.01 per share
--------------------------------------------------------------------------------
                               (Title of Class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to Be Registered.

          The description of the Class A Common Stock, par value $.01 per share of the Registrant under the caption "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1 (File No. 333-88265), as filed with the Securities and Exchange Commission on October 1, 1999, as amended from time to time, is hereby incorporated by reference.

Item 2.   Exhibits.

      1. Underwriting Agreement (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form S-1, File No. 333-88265 (the "Registration Statement")).

      2. Form of Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1(5) to the Registration Statement).

      3. Form of By-laws of Registrant (incorporated by reference to Exhibit 3.2(5) to the Registration Statement).

      4. Specimen Stock Certificate representing shares of Class A common stock (incorporated by reference to Exhibit 4.5 to the Registration Statement).

      5. Form of Opinion of Salans Hertzfeld Heilbronn Christy & Viener (incorporated by reference to Exhibit 5 to the Registration Statement).

      6. Form of Registration Rights Agreement among the Interep Employee Stock Ownership Plan, the Interep Stock Growth Plan and Registrant (incorporated by reference to Exhibit 10.42 to the Registration Statement).

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf, thereto duly authorized.


                              INTEREP NATIONAL RADIO SALES, INC.

                              By: /s/ Ralph C. Guild
                                 ----------------------------------------------
                                      Ralph C. Guild
                                      Chairman of the Board and
                                      Chief Executive Officer

Date:  December 7, 1999